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                                                            EXHIBIT 99.1


Miami, Florida-November 4, 1997 -- Continucare Corporation (AMEX:CNU), an operator of outpatient rehabilitation services including related practices and facilities, today announced that it issued $46 million of 8% convertible subordinated notes due 2002 in a private offering not required to be registered under the Securities Act of 1933, as amended.

The notes, which are not redeemable until October 31, 2000, will be convertible into shares of common stock of the Company at a conversion price of $7.25 per share at any time after 60 days.

Continucare intends to use the net proceeds of the offering for acquisitions, working capital and other general corporate purposes.

The notes (and the shares of common stock issuable upon conversion thereof) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements expressed or implied by such forward-looking statements. For more complete information concerning factors which could affect Continucare's results, reference is made to Continucare's registration statements, reports and other documents filed with the Securities and Exchange Commission.